UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Soliciting Material Pursuant to §240.14a-12

Commission file number:

ENSTAR GROUP LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is the text of a press release issued by Enstar Group Limited on September 4, 2024:

Press Release

Date:	September 4, 2024	Contact:	Group Communications
For Release:	Immediate	Telephone:	+1 (441) 292-3645

Enstar Announces Expiration of “Go-Shop” Period

HAMILTON, Bermuda, September 4, 2024 (GLOBE NEWSWIRE) – Enstar Group Limited (“Enstar”) (Nasdaq: ESGR) today announced the expiration of the 35-day “go-shop” period as provided in the previously announced definitive merger agreement, pursuant to which Sixth Street, a leading global investment firm, will acquire Enstar for $5.1 billion. The go-shop period expired at 11:59 p.m. ET on September 2, 2024.

During the “go-shop” period, Enstar, with the assistance of its financial advisor Goldman Sachs & Co. LLC, actively solicited alternative acquisition proposals from 34 potentially interested third parties. To date, the Company has not received any additional acquisition proposals following the execution of the merger agreement.

As the “go-shop” period has ended, Enstar and its financial advisor have now entered into the “no-shop” period. During the “no-shop” period, the Company will be subject to customary restrictions limiting its ability to solicit any alternative acquisition proposals and to participate in discussions or negotiations with or provide non-public information to any person relating to any acquisition proposal, subject to customary “fiduciary out” provisions.

The transaction, which has been unanimously approved and recommended to its shareholders by Enstar’s Board of Directors, is expected to close in mid-2025, subject to approval by Enstar’s shareholders, regulatory approvals, and other customary closing conditions. Upon completion of the transaction, Enstar will become a privately-held company.

Advisors

Goldman Sachs & Co. LLC is acting as financial advisor to Enstar and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Hogan Lovells US LLP are acting as legal advisors. Ardea Partners LP, Barclays PLC and J.P. Morgan Securities LLC are acting as financial advisors to Sixth Street and Simpson Thacher & Bartlett LLP, Debevoise & Plimpton LLP and Cleary Gottlieb Steen & Hamilton LLP are acting as legal advisors.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those related to the satisfaction of any post-closing regulatory requirements.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that Enstar’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against Enstar or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction (including the ability of certain customers to terminate or amend contracts upon a change of control) will harm Enstar’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of Enstar to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Enstar’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact Enstar’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring Enstar to pay a termination fee; (xvii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in Enstar’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by Enstar with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xviii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, or to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect Enstar.

Important Information for Investors and Shareholders

This communication is being made in connection with the proposed transaction involving Enstar and Sixth Street. In connection with the proposed transaction, Enstar plans to file with the SEC relevant materials, including a proxy statement on Schedule 14A. The definitive proxy statement (if and when available) will be mailed to shareholders of Enstar. This communication is not a substitute for the proxy statement or any other document that Enstar may file with the SEC or send to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Shareholders will be able to obtain, free of charge, copies of such documents filed by Enstar when filed with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). In addition, Enstar’s shareholders will be able to obtain, free of charge, copies of such documents filed by Enstar at Enstar’s website (https://investor.enstargroup.com). Alternatively, these documents, when available, can be obtained free of charge from Enstar’s upon written request to Investor Relations at investor.relations@enstargroup.com.

Participants in Solicitation

Enstar, its respective directors and certain of its executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Exchange Act) in the solicitation of proxies from Enstar shareholders with respect to the transaction. Information about the identity of Enstar’s directors is set forth in Enstar’s proxy statement on Schedule 14A filed with the SEC on April 26, 2024 (the “2024 Proxy”) (and available here). Information about the compensation of Enstar’s directors is set forth in the section entitled “Director Compensation” starting on page 39 of the 2024 Proxy (and available here) and information about the compensation of Enstar’s executive officers is set forth in the section entitled “Executive Compensation” staring on page 43 of the 2024 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act) are disclosed in the section entitled “Certain Relations and Related Party Transactions” starting on page 101 of the 2024 Proxy (and available here). Information about the beneficial ownership of Enstar securities by Enstar’s directors and named executive officers is set forth in the section entitled “Beneficial Ownership of Certain Holders” on page 99 of the 2024 Proxy (and available here).

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.enstargroup.com/.

About Enstar

Enstar is a NASDAQ-listed leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired more than 117 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

About Sixth Street

Sixth Street is a leading global investment firm with over $75 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has 600 team members including over 200 investment professionals operating around the world. For more information, follow Sixth Street on social media and visit www.sixthstreet.com.

Contact:

For Enstar:

For Investors: Matthew Kirk (investor.relations@enstargroup.com)

For Media: Jenna Kerr (communications@enstargroup.com)

For Sixth Street:

Patrick Clifford

Pclifford@sixthstreet.com

+1 (646) 906-4339